PUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 9, 2011

HERE ENTERPRISES, INC..
(Exact name of registrant as specified in its charter)

Nevada	000-52951	27-2208420
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

266 County Road #405

Floresville, TX 78114

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (210) 957-7879

848 N. Rainbow Blvd. #2952
Las Vegas, NV 89107

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

On February 9, 2011, Michael T. Moore resigned from his position as Chief Financial Officer Here Enterprises, Inc. (the “Company”).  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Danos’ resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

The Company has provided Mr. Danos a copy of the disclosures it is making in this Item 5.02 no later than the day of filing this Form 8-K with the SEC.  The company has also provided him the opportunity to furnish the Company, as promptly as possible, a letter addressed to the company stating whether he agrees with the statements made by the Company in this Item 5.02, and, if not, stating the respects in which he does or does not agree.  The Company will file any letter received from Mr. Danos by the Company with the SEC as an exhibit by an amendment to this Form 8-K within two business days after receipt by the company.

Item 8.01 Other Events

The Company’s corporate offices have moved to:

266 County Road #405

Floresville, TX 78114

(210) 957-7879

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Mark K. Ryun

Mark K. Ryun, President